As filed with the Securities and Exchange Commission on February 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0306875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Chelmsford Street

Lowell, MA 01851

(978) 656-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Croteau

President and Chief Executive Officer

M/A-COM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

(978) 656-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jason Day

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

(303) 291-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Debt Securities	—	—	—	—
Depositary Shares	—	—	—	—
Warrants	—	—	—	—
Purchase Contracts	—	—	—	—
Units	—	—	—	—

(1)	Omitted pursuant to General Instruction II(E) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees with respect to these securities.

PROSPECTUS

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We or any selling stockholder may offer and sell the securities described in this prospectus from time to time in one or more offerings. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

The common stock of M/A-COM Technology Solutions Holdings, Inc. is listed on the Nasdaq Global Select Market under the symbol “MTSI.”

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we and/or the selling stockholders may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time we and/or a selling stockholder offers the securities described in this prospectus, we and/or the selling stockholder will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. Neither we nor any selling stockholder have authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

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This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us” and “our” are to M/A-COM Technology Solutions Holdings, Inc. and its subsidiaries. The term “you” refers to a prospective investor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. Our filings with the SEC are also available on our website at www.macom.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended October 3, 2014 filed with the SEC on December 9, 2014;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2015 filed with the SEC on February 2, 2015;

•	Current Reports on Form 8-K filed with the SEC on October 23, 2014, November 19, 2014 and December 17, 2014 and Current Report on Form 8-K/A filed with the SEC on February 2, 2015;

•	The audited consolidated financial statements of Mindspeed Technologies, Inc. for the fiscal years ended September 27, 2013 and September 28, 2012, incorporated by reference from the Annual Report on Form 10-K of Mindspeed Technologies, Inc. (File No. 001-31650) filed with the SEC on December 16, 2013; and

•	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on March 9, 2012, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

M/A-COM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

Attention: Investor Relations

(978) 656-2500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the documents incorporated by reference or our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding our business outlook, strategy, plans, expectations, estimates and objectives for future operations, and our future results of operations and financial position. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” or similar expressions or variations or the negatives of those terms.

Although forward-looking statements in this prospectus, in any prospectus supplement and in the documents incorporated by reference reflect the good faith judgment of our management based on what we know at the time they are made, such statements involve inherent risks and uncertainties and actual results and outcomes may differ materially and adversely from the results and outcomes expressed or implied by our forward-looking statements. A number of important factors could cause actual results to differ materially and adversely from those in the forward-looking statements. We urge you to consider the risks and uncertainties described in “Risk Factors” in the documents incorporated by reference in this prospectus, in any prospectus supplement and in the documents incorporated by reference.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. You are advised, however, to consult any further disclosures we make in those annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K which we incorporate by reference, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

OUR COMPANY

We are a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products that enable next-generation internet and modern battlefield applications. We design and manufacture differentiated, high-value products for customers who demand high performance, quality and reliability. We offer a broad portfolio of over 3,500 standard and custom devices, which include integrated circuits, multi-chip modules, power pallets and transistors, diodes, switches and switch limiters, passive and active components Indium Phosphide high-performance laser semiconductors and complete subsystems, across 43 product lines serving over 6,000 end customers in four primary markets. Our semiconductor products are electronic components that our customers incorporate into their larger electronic systems, such as point-to-point wireless backhaul radios, optical networking equipment, high-density data networks, radar, automobile navigation systems, magnetic resonance imaging systems and unmanned aerial vehicles. Our primary markets are: Networks, which includes wired broadband, cellular backhaul, cellular infrastructure, enterprise networking, broadcast video transmission and optical communications applications; Aerospace and Defense, which includes military and commercial radar, RF jammers, electronic countermeasures and communication data links; Automotive, which includes global positioning modules we sell to Ford and Ford affiliates; and Multi-market, which includes industrial, medical, test and scientific applications.

We were incorporated under the laws of the State of Delaware in March 2009. The address of our principal executive offices is 100 Chelmsford Street, Lowell, Massachusetts 01851, and our telephone number is (978) 656-2500. Our website address is www.macom.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the fiscal quarter ended January 2, 2015.

	Fiscal Year							Fiscal Quarter Ended January 2, 2015
	2010	2011		2012	2013	2014
Ratio of earnings to fixed charges (1)	5.3x	—	(2)	7.0x	12.8x	—	(2)	—	(2)

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings available for fixed charges consists of income (loss) from continuing operations before income tax plus fixed charges less earnings from non-controlling interests. Fixed charges include interest expense and the portion of operating rental expense that management believes is representative of the appropriate interest component of rental expense. The portion of total rental expense that represents the interest factor is estimated to be 33.3%.
(2)	The ratio coverage for fiscal years 2011 and 2014 and for the fiscal quarter ended January 2, 2015 was less than 1:1 in each of these periods. We would have needed to generate additional earnings of approximately $0.5 million, $18.8 million and $5.8 million in fiscal years 2011 and 2014 and for the fiscal quarter ended January 2, 2015, respectively, to achieve a coverage ratio of 1:1 in each of these periods.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our fourth amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, our second amended and restated bylaws, which we refer to as our bylaws, and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 30, 2015, 47,788,456 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by the common stockholders. The holders of common stock are not entitled to cumulative voting in the election of directors. Therefore, holders of a majority of the shares voting for the election of directors can elect all directors. Subject to preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors may declare out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata in all assets remaining after payment of, or provision for, our liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no pre-emptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our certificate of incorporation, the board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock from time to time in one or more series. The board of directors also has the authority to fix the designations, voting powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of, any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. The issuance of preferred stock may decrease the market price of our common stock.

Pre-emptive Rights

Under Delaware law, a stockholder is not entitled to pre-emptive rights to subscribe for additional issuances of common stock or any other class of series of common stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in the certificate of incorporation. Our certificate of incorporation does not provide that our stockholders are entitled to pre-emptive rights.

Registration Rights

We are party to a second amended and restated investor rights agreement with certain holders of our capital stock and warrants (as amended, the “second amended and restated investor rights agreement”), which provides for rights relating to the registration of the shares of our common stock held by them and issuable to them upon exercise of the warrants held by them. These securities are referred to as “registrable securities.”

Specifically, the second amended and restated investor rights agreement provides for, subject to certain conditions, (i) up to two demand registration rights, which require us to effect a registration of registrable securities with the SEC upon a written request from certain holders of registrable securities; (ii) unlimited shelf demand registration rights after we are eligible to use a registration statement on Form S-3 upon request from the holders of at least 5% of the outstanding registrable securities; and (iii) piggyback registration rights, subject to certain conditions, which may require us to register registrable securities if we propose to register any of our equity securities for sale to the public (whether for our account or the account of any stockholder).

In connection with any registration effected pursuant to the terms of the second amended and restated investor rights agreement, we will be required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts, commissions and fees payable in respect of registrable securities included in any registration will be paid by the persons including such registrable securities in any such registration. We have also agreed to indemnify the holders of registrable securities against claims, losses, damages and liabilities with respect to each registration effected pursuant to the second amended and restated investor rights agreement subject to limited exceptions.

Pursuant to an amendment to the second amended and restated investor rights agreement entered into on February 2, 2015, only John and Susan Ocampo and their affiliates and the funds affiliated with Summit Partners, L.P. are entitled to registration rights in connection with the registration statement of which this prospectus forms a part.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Delaware Law

Provisions of our certificate of incorporation, our bylaws and Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for our restructuring or sale of all or part of our business.

Authorized but Unissued Shares of Common Stock and Preferred Stock

Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. As noted above, the board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of common or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board; Election and Removal of Directors

Our certificate of incorporation provides for the division of our board of directors into three classes, as nearly as equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected each year by our stockholders. Our directors can be removed only for cause and, subject to specified exceptions, vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors then in office. Further, only our board of directors may change the size of our board of directors. Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of the board of directors, it may discourage a third party from initiating a tender offer or otherwise attempting to gain control of our company, and may maintain the incumbency of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our certificate of incorporation provides that after John Ocampo and GaAs Labs, LLC, together with their respective affiliates and successors, collectively own less than 50% of our outstanding common stock, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of the stockholders may only be taken at an annual or special meeting before which it is properly brought, and not by written consent without a meeting. As a result, John Ocampo and GaAs Labs, LLC, together with their respective affiliates and successors, will be able to act by written consent so long as they collectively own at least 50% of our outstanding common stock. Our certificate of incorporation also provides that special meetings of our stockholders may be called only by the majority of our board of directors or by the chairman of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide us with timely written notice of their proposal. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendment to our Certificate of Incorporation and Bylaws

Our certificate of incorporation may generally be amended by a majority of our stockholders, except with respect to provisions regarding our board of directors, stockholder meetings and amendments to our certificate of incorporation and bylaws, which may only be amended upon approval of holders of at least 66-2/3% of our outstanding voting stock. In addition, the approval of at least 80% of our outstanding voting stock is required to amend the provisions of Article VI of our certificate of incorporation with respect to limitation of director liability, indemnification of directors and officers and renunciation of corporate opportunities. Our bylaws may generally be amended by our board of directors or by our stockholders upon approval of holders of at least 66-2/3% of our outstanding voting stock.

Corporate Opportunities

Our certificate of incorporation provides that we expressly renounce any interest or expectancy in any corporate opportunity and that there shall be no expectation that such corporate opportunity be offered to us or our affiliates, if such opportunity is one that an “Institutional Investor” (as defined below) has acquired knowledge of or is otherwise pursuing, such that as a result of such renunciation, the corporate opportunity shall belong to such Institutional Investor. The renunciation does not apply to any interest or expectancy we may have in any corporate opportunity that is expressly offered to any of our directors or officers in his or her capacity as a director or officer of us. An “Institutional Investor” is defined as (i) GaAs Labs, LLC and its affiliated companies, or (ii) Summit Partners, L.P. and its affiliated companies, in each case including each of their respective directors, officers, employees and agents.

Forum Selection

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty, (iii) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or bylaws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although we have included a choice of forum clause in our certificate of incorporation, it is possible that a court could rule that such clause is inapplicable or unenforceable.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding, those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MTSI.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

•	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000;

•	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

•	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

SELLING STOCKHOLDERS

Selling stockholders may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement. Selling stockholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities being offered hereby:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	through a combination of any of the above methods of sale; or

•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or any selling stockholder or by agents designated by us or any selling stockholder from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we or any selling stockholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we and any selling stockholder will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we and any selling stockholder will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We or a selling stockholder may directly solicit offers to purchase the securities and we or a selling stockholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of M/A-COM Technology Solutions Holdings, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a common control business combination with Nitronex, LLC). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Mindspeed Technologies, Inc. for the fiscal years ended September 27, 2013 and September 28, 2012 incorporated in this prospectus by reference from the Annual Report on Form 10-K of Mindspeed Technologies, Inc. for the fiscal year ended September 27, 2013 (File No. 001-31650) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BinOptics Corporation for the years ended December 31, 2013 and 2012 incorporated in this prospectus by reference from our Current Report on Form 8-K/A filed on February 2, 2015, have been audited by Sciarabba Walker & Co., LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

February 2, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Trustee Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
Nasdaq and Other Listing Fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL).

Section 102 of the DGCL authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payments of dividends, stock purchases or redemptions or (4) transactions from which a director derives an improper personal benefit.

Our certificate of incorporation contains provisions protecting our directors and officers to the fullest extent permitted by Sections 102 and 145 of the DGCL. Our bylaws provide similar protection under Section 145 of the DGCL for our directors and officers.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against certain liabilities asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

We have also entered into agreements to indemnify our directors and certain of our officers to the maximum extent allowed under Delaware law. These agreements, among other things, indemnify our directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the company or that person’s status as a member of our board or directors.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement.

4.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.3	Second Amended and Restated Investor Rights Agreement, dated February 28, 2012 (incorporated by reference to Exhibit 4.2 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.4	First Amendment to the Second Amended and Restated Investor Rights Agreement, dated May 20, 2013 (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-3 (File No. 333-188728) filed on May 21, 2013).

4.5†	Second Amendment to the Second Amended and Restated Investor Rights Agreement, dated February 2, 2015.

4.6	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-175934) filed on November 23, 2011).

4.7*	Specimen of Preferred Stock Certificate.

4.8*	Form of Indenture.

4.9*	Form of Note.

4.10*	Form of Deposit Agreement.

4.11*	Form of Warrant Agreement.

4.12*	Form of Purchase Contract.

4.13*	Form of Unit Agreement.

5.1†	Opinion of Perkins Coie LLP.

12.1†	Calculation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Deloitte & Touche LLP with respect to M/A-COM Technology Solutions Holdings, Inc.

23.2†	Consent of Deloitte & Touche LLP with respect to Mindspeed Technologies, Inc.

23.3†	Consent of Sciarabba Walker & Co., LLP with respect to BinOptics Corporation.

23.4†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on the signature page hereof).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.

†	Filed herewith.
*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, Commonwealth of Massachusetts, on February 2, 2015.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/ John Croteau
Name:	John Croteau
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John Croteau and Robert J. McMullan, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Croteau John Croteau	President and Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2015

/s/ Robert J. McMullan Robert J. McMullan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2015

/s/ John Ocampo John Ocampo	Chairman of the Board	February 2, 2015

/s/ Susan Ocampo Susan Ocampo	Director	February 2, 2015

/s/ Charles Bland Charles Bland	Director	February 2, 2015

/s/ Peter Chung Peter Chung	Director	February 2, 2015

/s/ Gil Van Lunsen Gil Van Lunsen	Director	February 2, 2015

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting Agreement.

4.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.3	Second Amended and Restated Investor Rights Agreement, dated February 28, 2012 (incorporated by reference to Exhibit 4.2 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.4	First Amendment to the Second Amended and Restated Investor Rights Agreement, dated May 20, 2013 (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-3 (File No. 333-188728) filed on May 21, 2013).

4.5†	Second Amendment to the Second Amended and Restated Investor Rights Agreement, dated February 2, 2015.

4.6	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-175934) filed on November 23, 2011).

4.7*	Specimen of Preferred Stock Certificate.

4.8*	Form of Indenture.

4.9*	Form of Note.

4.10*	Form of Deposit Agreement.

4.11*	Form of Warrant Agreement.

4.12*	Form of Purchase Contract.

4.13*	Form of Unit Agreement.

5.1†	Opinion of Perkins Coie LLP.

12.1†	Calculation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Deloitte & Touche LLP with respect to M/A-COM Technology Solutions Holdings, Inc.

23.2†	Consent of Deloitte & Touche LLP with respect to Mindspeed Technologies, Inc.

23.3†	Consent of Sciarabba Walker & Co., LLP with respect to BinOptics Corporation.

23.4†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on the signature page hereof).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.

†	Filed herewith.
*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.